UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2017

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.             Other Events

On July 10 - 11, 2017, uniQure N.V. (the “Company”) presented data related to its hemophilia B research programs at the 26th Biennial Congress of International Society on Thrombosis and Hemostasis (ISTH) in Berlin, Germany.  On July 10, 2017, the Company issued a press release announcing updated results from its ongoing, dose-ranging Phase I/II trial of AMT-060, the Company’s proprietary, investigational gene therapy in patients with severe hemophilia B which were presented at the ISTH Congress. On July 11, 2017, the Company issued a press release announcing the presentation of new clinical data at the ISTH Congress demonstrating that the presence of pre-existing anti-AAV5 neutralizing anitbodies (NABs) does not predict the potential efficacy of AAV5-mediated gene transfer in patients with hemophilia B.

Copies of both press releases are filed herewith as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference herein in their entirety.

Item 9.01              Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated July 10, 2017, announcing updated, long-term clinical data from ongoing Phase I/II trial of AMT-060 in patients with severe hemophilia B.

99.2

Press release dated July 11, 2017, announcing the presentation of new clinical data in hemophilia B patients demonstrating therapeutic efficacy of AAV5 gene therapy in the presence of pre-existing neutralizing antibodies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: July 11, 2017	By:	/S/ MAIKEN KESON-BROOKES
Maiken Keson-Brookes
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of uniQure N.V. dated July 10, 2017, announcing updated, long-term clinical data from ongoing Phase I/II trial of AMT-060 in patients with severe hemophilia B.
99.2

Press Release of uniQure N.V. dated July 11, 2017, announcing the presentation of new clinical data in hemophilia B patients demonstrating therapeutic efficacy of AAV5 gene therapy in the presence of pre-existing neutralizing antibodies.